UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2025

SEALED AIR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12139	65-0654331
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2415 Cascade Pointe Boulevard

Charlotte, North Carolina 28208

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (980)-221-3235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value per share	SEE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into Material Definitive Agreement.

Agreement and Plan of Merger

On November 16, 2025, Sealed Air Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sword Purchaser, LLC, a Delaware limited liability company (“Parent”) that is affiliated with Clayton, Dubilier & Rice, LLC (“CD&R”), and Sword Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), and by virtue of the Merger, each share of common stock, $0.10 par value per share, of the Company (“Company Common Stock”) that is issued and outstanding immediately prior to the Effective Time (other than (i) shares of Company Common Stock owned directly by Parent, Merger Sub or their subsidiaries immediately prior to the Effective Time or held in treasury of the Company (which will be automatically canceled at the Effective Time for no consideration), and (ii) shares of Company Common Stock as to which statutory rights of appraisal have been properly exercised under Delaware law), will be automatically converted into the right to receive cash in an amount equal to $42.15 in cash without interest (the “Merger Consideration”).

The board of directors of the Company (the “Board”) unanimously approved the Merger Agreement and the transactions contemplated thereby and, subject to certain exceptions set forth in the Merger Agreement, resolved to recommend that holders of Company Common Stock approve the adoption of the Merger Agreement.

The stockholders of the Company will be asked to vote on the adoption of the Merger Agreement and the Merger at a special stockholder meeting that will be held at a time and on a date to be announced.

If the Merger is consummated, the Company Common Stock will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934, and the Company will become a privately held company.

Treatment of Company Compensatory Awards

Additionally:

•

each award of restricted stock units with respect to shares of Company Common Stock (a “Company RSU Award”) that remains outstanding immediately prior to the Effective Time will automatically be terminated at the Effective Time and converted into a contingent right to receive an amount in cash equal to the product of (i) the aggregate number of shares of Company Common Stock underlying such Company RSU Award and (ii) the Merger Consideration, plus any accrued and unpaid dividends or dividend equivalent rights owed with respect to such Company RSU Award, subject to the terms and conditions of the corresponding Company

RSU Award, with such cash-based award subject to the terms and conditions applicable to the corresponding Company RSU Award (including time-based vesting conditions and terms related to the treatment upon termination of employment);

•

each award of performance-based restricted stock units with respect to shares of Company Common Stock (a “Company PSU Award”) that remains outstanding immediately prior to the Effective Time will automatically be terminated at the Effective Time and converted into a contingent right to receive an amount in cash equal to the product of (i) the aggregate number of shares of Company Common Stock underlying such Company PSU Award, determined assuming that the applicable performance goals have been deemed to be achieved at the greater of target and actual level of performance as of the last trading day immediately prior to the date of the closing of the Merger (the “Closing Date”), as determined by the Compensation Committee of the Board in its good faith and reasonable discretion in accordance with the terms of the applicable Company PSU Award agreement, and (ii) the Merger Consideration, plus any accrued and unpaid dividends or dividend equivalent rights owed with respect to such Company PSU Award, which cash-based award (i) received by former employees of the Company or its subsidiaries who retired or terminated employment prior to the Effective Time shall become payable as of the Effective Time and shall be paid by the Company or its applicable subsidiary no later than the second regularly scheduled payroll date following the Effective Time; and (ii) received by any current employee or service provider of the Company or its subsidiaries shall be subject to the same terms and conditions as are applicable to the corresponding Company PSU Award other than performance-based vesting conditions (including terms related to the treatment upon termination of employment); provided, that, the time-based vesting condition applicable to such cash-based award shall be a three year time-vesting requirement with one-third of such award vesting on each December 31 that would occur during the three-year performance period applicable to the corresponding Company PSU Award (and any portion of the Company PSU Award that would have vested prior to the Closing Date based on this schedule will become immediately vested as of the Closing Date); and

•

each award of deferred stock units in respect of Company Common Stock (a “Company DSU” and together with the Company RSU Awards and Company PSU Awards, the “Company Compensatory Awards”) that remains outstanding immediately prior to the Effective Time will automatically be terminated at the Effective Time and converted into a right to receive an amount in cash equal to the product of (i) the aggregate number of shares of Company Common Stock underlying such Company DSU and (ii) the Merger Consideration, plus any accrued and unpaid dividends or dividend equivalent rights owed with respect to such Company DSU, payable as promptly as practicable following the Closing Date.

All amounts payable with respect to the Company Compensatory Awards will be subject to deduction for any required tax withholding.

Conditions to Closing

The closing of the Merger (the “Closing”) is subject to the satisfaction or waiver of certain customary closing conditions, including:

•	the receipt of the affirmative vote by the holders of at least a majority of the outstanding shares of Company Common Stock entitled to vote thereon (the “Company Stockholder Approval”);

•

the expiration or earlier termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the clearances, approvals and consents required to be obtained under certain specified other antitrust laws, foreign investment laws or other applicable laws agreed between the parties;

•	the absence of any applicable law, order, judgment, decree, injunction or ruling prohibiting the consummation of the Merger;

•

the accuracy of the representations and warranties contained in the Merger Agreement and compliance with the covenants contained in the Merger Agreement, in each case, subject to certain customary materiality qualifications;

•	no Company Material Adverse Effect (as defined in the Merger Agreement) having occurred since the date of the Merger Agreement; and

•	the receipt of closing certificates certifying that the applicable closing conditions have been satisfied.

The availability of Parent’s financing is not a condition to the consummation of the Merger.

Go Shop

The Merger Agreement contains a “go-shop” provision that authorizes the Company to solicit Acquisition Proposals (as defined in the Merger Agreement) from third parties and provide non-public information to, and engage in discussions or negotiations with, third parties regarding Acquisition Proposals until 11:59 p.m. (Eastern time) on December 16, 2025 with respect to any person who is not an Excluded Party (as defined in the Merger Agreement), or on December 31, 2025 with respect to any Excluded Party. If the Board, under certain circumstances and in compliance with certain obligations set forth in the Merger Agreement, deems any of the Acquisition Proposals received during such period to be a Superior Proposal (as defined in the Merger Agreement), then the Company may effect an Adverse Recommendation Change (as defined in the Merger Agreement) or terminate the Merger Agreement and enter into a Superior Proposal subject to complying with specified notice requirements to Parent and other conditions set forth in the Merger Agreement, including paying a termination fee to Parent in an amount equal to $94,665,318.

No Solicitation

Following the expiration of the “go-shop” period, the Merger Agreement restricts the Company’s ability to, among other things, solicit Acquisition Proposals from third parties and provide non-public information to, and engage in discussions or negotiations with, third parties regarding Acquisition Proposals. The Company may, under certain circumstances and in compliance with certain obligations set forth in the Merger Agreement, engage in discussions and provide information to third parties and their representatives that have made bona fide written Acquisition Proposals that constitute, or would reasonably be expected to lead to, a Superior Proposal.

After the expiration of the go-shop period and prior to obtaining the Company Stockholder Approval, the Board may, in certain circumstances, effect an Adverse Recommendation Change or terminate the Merger Agreement and enter into an agreement with respect to a Superior Proposal, subject to complying with specified notice requirements to Parent and other conditions set forth in the Merger Agreement, including paying a termination fee to Parent in an amount equal to $205,108,189. The Board may also effect an Adverse Recommendation Change in response to an Intervening Event, subject to complying with specified notice requirements to Parent and other conditions set forth in the Merger Agreement.

Termination and Fees

The Merger Agreement contains certain termination rights for each of the Company and Parent, including: (a) subject to certain limitations, if the consummation of the Merger does not occur on or before the twelve-month anniversary of the signing of the Merger Agreement (the “End Date”); (b) if any governmental authority has enacted a law or order permanently enjoining or prohibiting the consummation of the Merger; (c) if the Company Stockholder Approval is not obtained following the meeting of the Company’s stockholders for purposes of obtaining such Company Stockholder Approval; and (d) if the other party breaches its obligations under the Merger Agreement such that there is a failure of certain conditions to the Merger which breach is not timely cured. In addition, subject to certain conditions, the Merger Agreement may be terminated (i) by Parent if the Board makes an Adverse Recommendation Change; (ii) by the Company to enter into an acquisition agreement with respect to a Superior Proposal; and (iii) by the Company if Parent fails to timely consummate the Merger after the satisfaction or waiver of certain closing conditions and the Company stands ready to consummate the Closing. The Company and Parent may also terminate the Merger Agreement by mutual written consent.

Parent will be required to pay the Company a termination fee of $425,993,930 under specified circumstances, including: (a) the Company’s termination of the Merger Agreement if Parent fails to timely consummate the Merger after the satisfaction or waiver of certain closing conditions and the Company stands ready to consummate the Closing; and (b) the Company’s termination of the Merger Agreement if Parent breaches (and does not timely cure) its covenants related to its efforts to obtain regulatory approvals under the Merger Agreement. CD&R has provided a limited guarantee with respect to the payment of the Parent termination fee and related fees and expenses payable by Parent in the event such termination fee becomes payable, subject to the terms and conditions set forth in the Merger Agreement and such limited guarantee.

Financing

Parent and Merger Sub have secured committed equity financing on the terms and subject to the conditions set forth in an equity commitment letter provided by an investment fund managed by CD&R in an amount sufficient (when taken together with the debt financing described below) to consummate the transactions contemplated by the Merger Agreement.

In addition, Parent has obtained debt financing commitments for the purpose of financing the transactions contemplated in the Merger Agreement. Pursuant to a debt commitment letter, certain financing sources have committed to Parent to provide it with $7.9 billion of debt financing to fund, in part, the transactions contemplated in the Merger Agreement. The obligations of the lenders to provide debt under the debt commitment letter are subject to the satisfaction (or waiver) of certain closing conditions described in the debt commitment letter.

Pursuant to the Merger Agreement, the Company is required to use reasonable best efforts to provide Parent with customary cooperation in connection with the debt financing.

Other Terms of the Merger Agreement

The Merger Agreement contains customary representations, warranties and covenants, including, among others, covenants by the Company to conduct its operations in all material respects in the ordinary course between the execution of the Merger Agreement and closing of the transaction, not to engage in certain transactions during that period without the prior written consent of Parent, to convene and hold a meeting of its stockholders to consider and vote upon the Merger, to obtain regulatory approvals, and, subject to certain customary exceptions, for the Board to recommend that its stockholders approve and adopt the Merger Agreement. Under the terms of the Merger Agreement, the Company is permitted to pay the dividend previously announced for payment on December 19, 2025, and may declare and pay regular quarterly dividends consistent with past practice, subject to the terms and conditions of the Merger Agreement.

The Merger Agreement also contains customary representations, warranties and covenants of Parent and Merger Sub, including with respect to Parent’s efforts to obtain regulatory approvals and the financing described above.

The Merger Agreement also provides that either party may specifically enforce the other party’s obligations under the Merger Agreement; provided, that the Company may cause Parent to cause the equity financing to be fully funded and to effect the Closing only if certain conditions have been satisfied.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

The Merger Agreement has been attached as an exhibit to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and stockholders accordingly should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules that the Company exchanged with Parent and Merger Sub in connection with the execution of the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties to the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the proxy statement on Schedule 14A (the “Proxy Statement”) that the Company will be filing in connection with the Merger, as well as in the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents that the Company has filed or may file with the SEC.

Item 7.01.	Regulation FD Disclosure.

On November 17, 2025 the Company issued a press release announcing entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this report and is incorporated by reference herein.

The information in Item 7.01 of this report (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended.

* * *

Important Information and Where to Find It

This Current Report on Form 8-K is being made in respect of the proposed transaction (the “Transaction”) involving the Company, Parent and Merger Sub. The Transaction will be submitted to the Company’s stockholders for their consideration and approval at a special meeting of the Company’s stockholders. In connection with the Transaction, the Company expects to file with the SEC the Proxy Statement, the definitive version of which (if and when available) will be sent or provided to the Company’s stockholders and will contain important information about the Transaction and related matters. The Company may also file other relevant documents with the SEC regarding the Transaction. This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE TRANSACTION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE RISKS RELATED THERETO AND RELATED MATTERS.

Investors and security holders may obtain free copies of the Proxy Statement and other documents containing important information about the Company and the Transaction that are filed or will be filed with the SEC by the Company when they become available at the SEC’s website at www.sec.gov or the Company’s website at www.sealedair.com.

Participants in the Solicitation

The Company and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Transaction. Information regarding the Company’s directors and executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, is contained in the definitive proxy statement for the 2025 annual meeting of stockholders, which was filed with the SEC on April 17, 2025 (the “2025 Annual Meeting Proxy Statement”), and will be available in the Proxy Statement. To the extent holdings of the Company’s securities by such directors or executive officers (or the identity of such directors or executive officers) have changed since the information set forth in the 2025 Annual Meeting Proxy Statement, such information has been or will be reflected on the Initial Statements of Beneficial Ownership on Form 3 or Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the interests of the Company’s directors and executive officers in the Transaction will be included in the Proxy Statement if and when it is filed with the SEC. You may obtain free copies of these documents using the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current expectations, estimates and projections about future events, which are subject to change. Any statements as to the expected timing, completion and effects of the Transaction or that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “intend,” “aim,” “plan,” “believe,” “could,” “seek,” “see,” “should,” “will,” “may,” “would,” “might,” “considered,” “potential,” “predict,” “projection,” “estimate,” “forecast,” “continue,” “likely,” “target” or similar expressions. By their nature, forward-looking statements address matters that involve risks and uncertainties because they relate to events and depend upon future circumstances that may or may not occur. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results to differ materially from those expressed in any forward-looking statements.

These risks, uncertainties, assumptions and other important factors that might materially affect such forward-looking statements include, but are not limited to: (i) the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the Transaction that could reduce anticipated benefits or cause the parties to abandon the Transaction; (ii) the possibility that the Company’s stockholders may not approve the Transaction; (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement entered into pursuant to the Transaction; (iv) the risk that the parties to the merger agreement may not be able to satisfy the conditions to the Transaction in a timely manner or at all; (v) the risk of any litigation relating to the Transaction; (vi) the risk that the Transaction and its announcement could have an adverse effect on the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, stockholders and other business relationships and on the Company’s operating results and business generally; (vii) the risk that the Transaction and its announcement could have adverse effects on the market price of the Company’s common stock; (viii) the possibility that the parties to the Transaction may not achieve some or all of any anticipated benefits with respect to the Company’s business and the Transaction may not be completed in accordance with the parties’ expected plans or at all; (ix) the risk that restrictions on the Company’s conduct during the pendency of the Transaction may impact the Company’s ability to pursue certain business opportunities; (x) the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xi) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances requiring the Company to pay a termination fee; (xii) the risk that the Company’s stock price may decline significantly if the Transaction is not consummated; (xiii) the Company’s ability to raise capital and the terms of those financings; (xiv) the risk posed by legislative, regulatory and economic developments affecting the Company’s business; (xv) general economic and market developments and conditions, including with respect to federal monetary policy, federal trade policy, sanctions, export restrictions, interest rates, interchange rates, labor shortages, supply chain issues, changes in raw material pricing and availability; energy costs; and environmental matters; (xvi) changes in consumer preferences and demand patterns that could adversely affect the Company’s sales, profitability and productivity; (xvii) the effects of animal and food-related health issues on the Company’s business; and (xviii) the other risk factors and cautionary statements described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, and other documents filed by the Company with the SEC. The above list of factors is not exhaustive or necessarily in order of importance. These forward-looking statements speak only as of the date they are made, and the Company does not undertake to, and specifically disclaims any obligation to, update any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of November 16, 2025, by and among Parent, Merger Sub and the Company.*

99.1	Press Release, dated November 17, 2025

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

*

Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEALED AIR CORPORATION

By:	/s/ Stefanie M. Holland
Name:	Stefanie M. Holland
Title:	Vice President, General Counsel and Secretary (Duly Authorized Officer)

Dated: November 17, 2025